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                                                                    EXHIBIT 99.1

COVAD APPOINTS EXECUTIVE VICE PRESIDENT OF SALES AND MARKETING

SANTA CLARA, Calif.--(BUSINESS WIRE)--June 27, 2000--Covad Communications (Nasdaq: COVD), the leading national broadband services provider utilizing DSL (Digital Subscriber Line) technology, today announced the appointment of John McDevitt to executive vice president (EVP) of Sales and Marketing, effective July 5, 2000.

"John brings to Covad an array of global experience in sales and marketing, operations, channel development and e-commerce," said Robert E. Knowling Jr., Covad's chairman, CEO and president. "We will tap into John's track record of success and expertise to help us more efficiently and quickly scale our business so that we can deliver on our plans to provide broadband services to millions of homes and small businesses around the globe."

McDevitt joins Covad from Chicago-based DANLY IEM, where he served as vice president of Sales and Marketing. There, he directed international sales, marketing and channel management processes, developed a successful e-commerce platform and drove strategic planning. DANLEY IEM is a division of Connell Limited Partnership, a $1.5 billion international corporation providing capital equipment and after market components for the metal parts forming industry. Prior to DANLEY IEM, McDevitt spent 18 years with Liquid Carbonic Corporation
(LCC) and was most recently business director at Danbury-based PRAXAIR, a Fortune 300 industrial gas company that acquired LCC.

"Joining Covad allows me to utilize my expertise in bringing diverse and creative solutions to complex operating, sales and marketing issues," said McDevitt. "The opportunity in the broadband businesses is huge, full of exciting challenges and I look forward to leading the already highly talented and successful sales and marketing team to even greater success."

McDevitt will be responsible for all aspects of Covad's marketing and sales organization, including strategic planning and processes, product management, channel development, brand strategy, lead generation and qualification, and e-commerce activities.

McDevitt replaces interim EVP of Sales and Marketing, Robert Grant, who is leaving Covad and has accepted a position as Chief Executive Officer of San Francisco-based M2 Networx, an Application Services Provider.

About Covad

Covad is the leading national broadband services provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL, IP and dial-up services through Internet Service Providers, telecommunications carriers, enterprises, affinity groups, PC OEMs and ASPs to small and medium-sized businesses and home users. Covad services are currently available across the United States in 81 of the top Metropolitan Statistical Areas (MSAs) and after its acquisition of BlueStar Communications is complete will be available in 100 MSAs. Covad services are expected to be available in 165 MSAs by the end of 2000. At that time, Covad's network will reach more than
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percent of all US homes and 50 percent of all US businesses. Corporate headquarters is located at 2330 Central Expressway, Santa Clara, CA 95050.
Telephone: 1-888-GO-COVAD. Web Site: WWW.COVAD.COM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements, including but not limited to statements regarding the intention to deploy our network in new and existing MSAs and the timing and breadth of coverage in each MSA, and our ability to provide multimedia content. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the company's dependence on incumbent local exchange carriers for collocation, unbundled network elements, transport and other facilities, development of necessary technologies and operations, ability to manage growth of our operations, and the need to raise additional capital. For other risks and uncertainties applicable to our business refer to the Company's Securities and Exchange Commission filings.

CONTACT:

     Allyson Willoughby, 408/855-7299
     AWILLOUG@COVAD.COM

        or

     Alexander Ogilvy Public Relations
     Eastor Su, 415/644-3048
     ESU@ALEXANDEROGILVY.COM


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